================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: August 24, 1999

               (Date of earliest event reported: March 13, 1999)


                           EL PASO ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)



        DELAWARE                   1-14365                      76-0568816
(State or other jurisdiction  (Commission File No.)            (IRS Employer
   of incorporation)                                        Identification No.)



                             EL PASO ENERGY BUILDING
                              1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (713) 420-2131

================================================================================

ITEM 5.       OTHER EVENTS.

          El Paso Energy Corporation entered into the Second Amended and Restated Agreement and Plan of Merger, dated as of March 13, 1999, (the "Merger Agreement") with Sonat Inc. pursuant to which Sonat will merge into El Paso Energy, and El Paso Energy will issue to Sonat stockholders one share of El Paso Energy common stock for each share of Sonat common stock owned by them, and El Paso Energy will amend its certificate of incorporation to authorize El Paso Energy to issue up to 750 million shares of common stock and up to 50 million shares of preferred stock. On June 10, 1999, both El Paso Energy and Sonat stockholders approved the Merger Agreement. El Paso Energy and Sonat will complete the merger only if a number of conditions are satisfied or waived including:

     o    no law or court order prohibits the transaction;

     o all waiting periods under federal antitrust laws applicable to the merger expire or terminate;

     o all other regulatory approvals are received without conditions that would have a materially adverse effect on the financial condition, results of operations, or cash flows of El Paso Energy's and Sonat's combined businesses; and

     o attorneys for El Paso Energy and Sonat issue opinions that the merger is expected to be tax free.

However, there can be no assurance that El Paso Energy and Sonat will complete the merger even if such conditions are satisfied.

          Since El Paso Energy and Sonat stockholders both approved the Merger Agreement, El Paso Energy and Sonat will complete the merger on an all common stock basis and account for the merger using the pooling of interests method of accounting in accordance with United States generally accepted accounting principles. Accordingly, the unaudited pro forma condensed combined financial statements provided under Item 7 reflect the all common stock merger using this method of accounting.

          This Current Report on Form 8-K is being filed to update the pro forma condensed combined financial statements to include information in the El Paso Energy Quarterly Report on Form 10-Q for the quarterly period ended
June 30, 1999, and to include historical financial statements of Sonat for the quarterly period ended June 30, 1999.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

               (a) Financial statements of business acquired.

                           SONAT INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                                  June 30,             December 31,
                                                                    1999                   1998
                                                                          (In Thousands)
                                              ASSETS
Current Assets:
   Cash and cash equivalents                                      $    1,467            $    7,104
   Notes receivable from affiliates                                   46,732                50,359
   Accounts receivable                                               356,039               388,075
   Inventories                                                        59,863                69,093
   Income tax refund receivable                                       77,933                 1,714
   Gas imbalance receivables                                           8,050                 7,673
   Assets from trading activities                                    164,423               229,801
   Other                                                              15,324                46,690
                                                                  ----------            ----------
      Total Current Assets                                           729,831               800,509
                                                                  ----------            ----------

Investments in Unconsolidated Affiliates and Other                   690,390               671,263
                                                                  ----------            ----------

Plant, Property and Equipment                                      8,382,646             8,425,679
   Less accumulated depreciation, depletion
      and amortization                                             5,884,243             5,703,767
                                                                  ----------            ----------
                                                                   2,498,403             2,721,912
                                                                  ----------            ----------
Deferred Charges and Other:
   Assets from trading activities                                     58,472                25,694
   Other                                                             171,396               141,716
                                                                  ----------            ----------
                                                                     229,868               167,410
                                                                  ----------            ----------

Total Assets                                                      $4,148,492            $4,361,094
                                                                  ==========            ==========

                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Long-term debt due within one year                             $  104,839            $  109,835
   Unsecured notes                                                   899,432               720,361
   Accounts payable                                                  320,143               401,357
   Accrued income taxes                                               12,080                21,700
   Accrued interest                                                   51,348                47,864
   Gas imbalance payables                                             11,046                11,497
   Liabilities from trading activities                               141,596               223,628
   Other                                                              49,705                40,357
                                                                  ----------            ----------
      Total Current Liabilities                                    1,590,189             1,576,599
                                                                  ----------            ----------

Long-Term Debt                                                     1,094,338             1,099,484
                                                                  ----------            ----------

Deferred Credits and Other:
   Deferred income taxes                                             138,841               163,964
   Liabilities from trading activities                                46,502                12,564
   Other                                                             187,137               179,232
                                                                  ----------            ----------
                                                                     372,480               355,760
                                                                  ----------            ----------
Commitments and Contingencies

Stockholders' Equity:
   Common stock and other capital                                    179,048               180,192
   Retained earnings                                                 971,519             1,209,527
                                                                  ----------            ----------
                                                                   1,150,567             1,389,719
   Less treasury stock                                                59,082                60,468
                                                                  ----------            ----------
      Total Stockholders' Equity                                   1,091,485             1,329,251
                                                                  ----------            ----------

Total Liabilities and Stockholders' Equity                        $4,148,492            $4,361,094
                                                                  ==========            ==========

                             See accompanying notes.

                           SONAT INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                        Three Months                 Six Months
                                                       Ended June 30,              Ended June 30,
                                                  1999           1998*         1999          1998*
                                                      (In Thousands, Except Per-Share Amounts)

Revenues                                          $849,421    $  925,132     $1,623,161    $2,034,275
                                                  --------    ----------     ----------    ----------

Costs and Expenses:
   Natural gas cost                                518,760       551,734      1,006,675     1,315,217
   Electric power cost                             103,888       115,421        179,890       180,612
   Operating and maintenance                        34,932        39,246         74,614        79,730
   General and administrative                       41,528        28,506         78,772        58,652
   Depreciation, depletion
      and amortization                              66,872        95,806        142,197       192,875
   Ceiling test charges                               -          540,459        351,500       580,151
   Restructuring costs                                -           15,017          -            15,017
   Taxes, other than income                         11,798        13,831         23,764        27,435
                                                  --------    ----------     ----------    ----------
                                                   777,778     1,400,020      1,857,412     2,449,689
                                                  --------    ----------     ----------    ----------

Operating Income (Loss)                             71,643      (474,888)      (234,251)     (415,414)

Other Income, Net:
   Equity in earnings of
      unconsolidated affiliates                      7,809        17,527         15,528        27,180
   Minority interest                                   244        (1,089)        (1,100)       (1,631)
   Other income, net                                 1,944         1,251          4,100         1,964
                                                  --------    ----------     ----------    ----------
                                                     9,997        17,689         18,528        27,513
                                                  --------    ----------     ----------    ----------

Earnings (Loss) Before Interest
   and Taxes                                        81,640      (457,199)      (215,723)     (387,901)
                                                  --------    ----------     ----------    ----------

Interest:
   Interest income                                   1,652         1,063          3,591         3,263
   Interest expense                                (35,846)      (34,792)       (71,153)      (66,922)
   Interest capitalized                              3,825         1,448          7,245         2,872
                                                  --------    ----------     ----------    ----------
                                                   (30,369)      (32,281)       (60,317)      (60,787)
                                                  --------    ----------     ----------    ----------

Income (Loss) Before Income Taxes                   51,271      (489,480)      (276,040)     (448,688)

Income Tax Expense (Benefit)                        17,631      (174,184)       (97,464)     (161,342)
                                                  --------    ----------     ----------    ----------

Net Income (Loss)                                 $ 33,640    $ (315,296)    $ (178,576)   $ (287,346)
                                                  ========    ==========     ==========    ==========

Earnings (Loss) Per Share of
   Common Stock                                   $    .31    $    (2.87)    $    (1.62)   $    (2.61)
                                                  ========    ==========     ==========    ==========

Earnings (Loss) Per Share of
   Common Stock-Assuming Dilution                 $    .30    $    (2.87)    $    (1.62)   $    (2.61)
                                                  ========    ==========     ==========    ==========

Weighted Average Shares Outstanding                110,062       110,049        110,054       110,008
                                                  ========    ==========     ==========    ==========

Weighted Average Shares Outstanding-
   Assuming Dilution                               110,960       110,049        110,054       110,008
                                                  ========    ==========     ==========    ==========

Cash Dividends Paid Per Share                     $    .27    $      .27     $      .54    $      .54
                                                  ========    ==========     ==========    ==========


*Restated, see Note 1


                             See accompanying notes.

                           SONAT INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                            Six Months
                                                                          Ended June 30,
                                                                    1999                 1998*
                                                                          (In Thousands)
Cash Flows from Operating Activities:
   Net loss                                                        $(178,576)            $(287,346)
   Adjustments to reconcile net loss to net
      cash provided by operating activities:
         Depreciation, depletion and amortization,
           including ceiling test charges                            493,697               773,026
         Deferred income taxes                                       (25,123)             (138,507)
         Equity in earnings of unconsolidated
           affiliates, less distributions                             (7,719)              (20,663)
         Change in:
           Accounts receivable                                        32,036               188,074
           Inventories                                                 9,230                 2,140
           Accounts payable                                          (81,214)             (133,913)
           Accrued interest and income taxes, net                    (82,355)              (26,027)
           Accrued long-term compensation                               -                  (73,799)
           Other current assets and liabilities                       39,886               (29,283)
           Net change from trading activities                        (15,494)               (3,458)
         Net change in restricted cash                                  -                  115,956
         Other, net                                                  (15,739)               12,435
                                                                   ---------             ---------

           Net cash provided by operating activities                 168,629               378,635
                                                                   ---------             ---------

Cash Flows from Investing Activities:
   Plant, property and equipment additions                          (293,435)             (493,033)
   Net proceeds from disposal of assets                               19,323                14,479
   Investments in unconsolidated affiliates and other                 (9,984)              (88,518)
                                                                   ---------             ---------

           Net cash used in investing activities                    (284,096)             (567,072)
                                                                   ---------             ---------

Cash Flows from Financing Activities:
   Proceeds from issuance of long-term debt                             -                  400,000
   Payments of long-term debt                                        (10,360)             (540,834)
   Changes in short-term borrowings                                  179,071               370,188
                                                                   ---------             ---------
      Net changes in debt                                            168,711               229,354
   Dividends paid                                                    (59,429)              (59,408)
   Treasury stock purchases                                             -                   (1,289)
   Other equity                                                          548                 3,641
                                                                   ---------             ---------

           Net cash provided by financing activities                 109,830               172,298
                                                                   ---------             ---------

Net Decrease in Cash and Cash Equivalents                             (5,637)              (16,139)

Cash and Cash Equivalents at Beginning of Period                       7,104                27,278
                                                                   ---------             ---------

Cash and Cash Equivalents at End of Period                         $   1,467             $  11,139
                                                                   =========             =========

Supplemental Disclosures of Cash Flow Information
Cash Paid for:
   Interest (net of amount capitalized)                            $  57,598             $  58,270
   Income taxes paid, net                                             11,616                 7,395

*Restated, see Note 1


                             See accompanying notes.

                           SONAT INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1.      Basis of Presentation

        The accompanying condensed consolidated financial statements of Sonat Inc. (Sonat) and its subsidiaries (the Company) have been prepared in accordance with the instructions to Form 10-Q and include the information and footnotes required by such instructions. In the opinion of management, all adjustments including those of a normal recurring nature have been made that are necessary for a fair presentation of the results of operations for the interim periods presented herein.

        The 1998 periods have been restated for a change to the full cost method of accounting for the Company's oil and gas operations. Certain other amounts in the 1998 condensed consolidated financial statements and notes have been reclassified to conform with the 1999 presentation.

2.      Proposed Merger

        On March 13, 1999, Sonat and El Paso Energy Corporation (El Paso) entered into an Agreement and Plan of Merger, as amended (the Merger Agreement), providing for, among other things, the merger of El Paso and the Company. Under the terms of the Merger Agreement, the Company's stockholders will receive one share of El Paso common stock (El Paso Common Stock), for each share of common stock of the Company (Company Common Stock), they own. The merger, which has been approved by the Company's and El Paso's stockholders, is subject to certain customary conditions, including, among others, receipt of certain required government approvals.

        In connection with the Merger Agreement, on March 13, 1999, the Company and El Paso also entered into cross option agreements, pursuant to which, among other things, (i) El Paso has been granted an option to purchase up to 19.9 percent of the Company's Common Stock, exercisable if the Merger Agreement is terminated under certain circumstances as set forth therein and (ii) the Company has been granted an option to purchase up to 19.9 percent of the El Paso Common Stock, exercisable if the Merger Agreement is terminated under certain circumstances as set forth therein.

3.      Trading Activities and Derivative Financial Instruments

Derivative Commodity Instruments Held or Issued for Trading Purposes

        The Company maintains active trading positions in energy commodity futures, swap and option contracts. The Company manages its trading positions with strict policies and procedures and limits its risk to changes in the value of its outstanding positions through the use of policy limits on portfolio Value-at-Risk, the establishment of offsetting positions, and other methods. The trading operation also enters into natural gas and electricity commodity purchase and sale commitments. These activities constitute its trading business and are essential to provide customers with market products at competitive prices.

        At June 30, 1999, the Company's trading portfolio had outstanding energy commodity futures, swaps and options. In the table below, buys of swaps represent either 1) payment of a fixed price and receipt of a variable NYMEX or index price; or 2) payment of a variable NYMEX or index price and receipt of a variable index price. The absolute notional volumes and terms are:

                                             Notional Volume            Maximum
Commodity                                   Buy           Sell           Term
----------                                  ---           ----          -------
Natural Gas (Thousands of Btu)             1,245         1,436        60 months
Crude Oil (Thousands of Barrels)           5,640         4,086        60 months
Electricity (Thousands of MWh)                10            10         2 months

        The 60-month term deals begin in 2002 and end in 2006.

        The amounts disclosed in the following table represent the end-of-period fair value and the average fair value of the trading portfolio.

                                      Fair Value             Average Fair Value
                                   (Carrying Amount)        for the Three Months
                                     as of 6/30/99              Ended 6/30/99
                                                  (In Thousands)

        Assets                         $222,895                       $231,729
        Liabilities                     188,098                        197,903

        Net trading gains for the three-month and six-month periods ending June 30, 1999 are $10.2 million and $24.8 million, respectively.

Derivative Commodity Instruments Held or Issued for Purposes Other Than Trading

        In certain cases, derivative positions are taken specifically to mitigate market price risk associated with significant physical transactions and are accounted for using hedge accounting provided they meet hedge accounting criteria. Sonat Exploration Company (Sonat Exploration) hedges a portion of its production by entering into intercompany swaps with Sonat Marketing Company L.P. (Sonat Marketing). The exposure that Sonat Marketing assumes from Sonat Exploration is then hedged by entering into derivative instruments with third parties. Sonat Marketing also hedges third-party purchases and sales by entering into commodity futures, swaps and options.

3.      Trading Activities and Derivative Financial Instruments (Cont'd)

        At June 30, 1999, the Company had outstanding energy commodity futures, swaps and options for purposes other than trading. In the table below, buys of swaps represent either 1) payment of a fixed price and receipt of a variable NYMEX or index price; or 2) payment of a variable NYMEX or index price and receipt of a variable index price. The absolute notional volumes and terms are:

                                          Notional Volume            Maximum
Commodity                                Buy           Sell           Term
----------                               ---           ----          -------
Natural Gas (Thousands of Btu)            47           255         18 months
Crude Oil (Thousands of Barrels)           -         3,698         18 months

        The deals end in 2000.

        The information in the following table represents the fair value, as of June 30, 1999, of outstanding financial derivative positions held for purposes other than trading. Not included are the related physical positions that these derivative positions hedge.


                                                      Fair Value
                                                    (In Thousands)
Natural Gas:
   Futures                                            $  1,601
   Swaps                                               (28,983)


        Deferred amounts on open futures positions will mature through 2000.

Credit Risk from Derivative Activities

        NYMEX traded futures are guaranteed by the NYMEX and have nominal credit risk. On all other transactions described above, the Company is exposed to credit risk in the event of nonperformance by the counterparties. The Company has established policies and procedures to evaluate potential counterparties for creditworthiness before entering into over-the-counter swap and option agreements. The credit risk resulting from in-the-money swaps is monitored on a regular basis against established collateralization limits and credit limits established by the Company. Due to changes in market conditions, the market value of swaps and options and the associated credit exposure with the counterparties can change significantly. At June 30, 1999, the market value of the Company's in-the-money swaps and options was $19.4 million, and one counterparty posted collateral in the amount of $2.5 million. Reserves for credit risk are established as necessary.

4.      Unconsolidated Affiliates

        The following table presents the components of equity in earnings of unconsolidated affiliates.

                                                      Three Months                  Six Months
                                                     Ended June 30,               Ended June 30,
                                                 1999          1998           1999          1998
                                                                 (In Thousands)
Company's Share of Reported Earnings (Losses):

   Exploration and Production                   $  125        $   177       $   226        $   321
                                                ------        -------       -------        -------

   Natural Gas Transmission:
      Citrus Corp.                               5,357         10,482        11,619         14,993
      Amortization of Citrus basis
         difference                                346            346           692            692
      Bear Creek Storage                         2,802          2,446         5,565          4,535
      Destin Pipeline                             (344)         3,074          (721)         5,134
      Other                                        (33)            91             6             67
                                                ------        -------       -------        -------
                                                 8,128         16,439        17,161         25,421
                                                ------        -------       -------        -------

   Energy Services                                (910)           556        (2,745)           781
                                                ------        -------       -------        -------

   Other                                           466            355            886           657
                                                ------        -------        -------       -------

                                                $7,809        $17,527       $15,528        $27,180
                                                ======        =======       =======        =======

        Natural Gas Transmission Affiliates - Sonat owns 50 percent of Citrus Corp. (Citrus), the parent company of Florida Gas Transmission Company. Southern Natural Gas Company (Southern) owns a one-third interest in Destin Pipeline Company, L.L.C. (Destin) and a subsidiary of Southern owns 50 percent of Bear Creek Storage Company (Bear Creek).

        The following is summarized income statement information for Citrus:

                                                     Three Months                  Six Months
                                                    Ended June 30,               Ended June 30,
                                                1999          1998           1999          1998
                                                                 (In Thousands)

Revenues                                      $184,291       $161,981      $331,747       $295,562
Expenses:
   Natural gas cost                            104,644         70,989       174,268        129,603
   Operating expenses                           26,802         20,900        50,332         44,887
   Depreciation and amortization                13,218         13,009        26,030         25,731
   Interest and other                           22,088         23,070        43,118         46,490
   Income taxes                                  6,824         13,049        14,762         18,865
                                              --------       --------      --------       --------

Income Reported                               $ 10,715       $ 20,964      $ 23,237       $ 29,986
                                              ========       ========      ========       ========

        The following is summarized income statement information for Bear Creek. No provision for income taxes has been included since its income taxes are paid directly by the joint-venture participants.

                                                     Three Months                  Six Months
                                                    Ended June 30,               Ended June 30,
                                                1999          1998           1999          1998
                                                                 (In Thousands)

Revenues                                        $8,940         $8,821       $18,023        $17,850
Expenses:
   Operating expenses                            1,050          1,452         2,261          3,753
   Depreciation                                  1,362          1,360         2,724          2,719
   Other expenses, net                             923          1,116         1,908          2,308
                                                ------         ------       -------        -------

Income Reported                                 $5,605         $4,893       $11,130        $ 9,070
                                                ======         ======       =======        =======

        The following are summarized results of operations for Destin. No provision for income taxes has been included since its income taxes are paid directly by joint venture participants.

                                                     Three Months                  Six Months
                                                    Ended June 30,               Ended June 30,
                                                1999          1998           1999          1998
                                                                 (In Thousands)

Revenues                                       $ 6,093        $ 2,921       $ 9,926       $  4,793
Expenses:
   Operating expenses                            1,754           -            3,379           -
   Depreciation                                  3,229           -            4,815           -
   Interest and other                            2,141         (6,301)        3,896        (10,608)
                                               -------        -------       -------       --------

Income (Loss) Reported                         $(1,031)       $ 9,222       $(2,164)      $ 15,401
                                               =======        =======       =======       ========

5.      Debt and Lines of Credit

        Unsecured Notes - Loans under all short-term credit facilities are for a duration of less than three months.

        At June 30, 1999, Sonat had short-term lines of credit of $900.0 million available through April 13, 2000. Southern had short-term lines of credit of $42.0 million available through May 29, 2000. Borrowings are available for a period of not more than 364 days and are in the form of unsecured promissory notes that bear interest at rates based on the banks' prevailing prime, international or money-market lending rates. At June 30, 1999, Sonat had $11.9 million outstanding under its agreement at a rate of 5.75 percent. No amounts were outstanding under Southern's agreement.

        Sonat had $587.5 million in commercial paper outstanding at an average rate of 5.23 percent at June 30, 1999. In addition, Sonat had $300 million of short-term notes borrowed from a bank at an average rate of 5.39 percent at June 30, 1999.

        Long-Term Debt - In July, Sonat issued $600 million of its 7 5/8 percent Notes due July 15, 2011, at 98.949 percent to yield 7.761 percent. The net proceeds from the offering were used to repay short-term indebtedness.

6.      Rate Matters and Contingencies

        Periodically, Southern makes general rate filings with the FERC to provide for the recovery of cost of service and a return on equity. The FERC normally allows the filed rates to become effective, subject to refund, until it rules on the approved level of rates. Southern provides reserves relating to such amounts collected subject to refund, as appropriate, and makes refunds upon establishment of the final rates. At June 30, 1999, Southern's rates are established by a settlement that was approved by FERC orders issued in 1995 and 1996. All of its customers are parties to the settlement, and all revenue is based on the final settlement rates and therefore is not being collected subject to refund.

7.      Comprehensive Income

        Comprehensive income (loss), net of related tax, is as follows:

                                                 Three Months                  Six Months
                                                Ended June 30,               Ended June 30,
                                            ---------------------         -----------------
                                           1999             1998          1999          1998
                                           ----             ----          ----          ----
                                                              (In Thousands)

Net Income (Loss)                           $33,640     $(315,296)      $(178,576)   $(287,346)
Unrealized Gains (Loss)
   on Securities                               (180)         (411)           (244)         863
Reclassification Adjustment                       4           (27)         (1,158)         (37)
                                            -------     ---------       ---------    ---------
Comprehensive Income (Loss)                 $33,464     $(315,734)      $(179,978)   $(286,520)
                                            =======     =========       =========    =========

        Common Stock and Other Capital in the Condensed Consolidated Balance Sheets includes $.2 million at June 30, 1999, and $1.6 million at December 31, 1998, related to other comprehensive income, which is comprised of unrealized gains on securities.

8.      Segment Information

        The Company's consolidated financial statements reflect operations in three segments: Exploration and Production, Natural Gas Transmission and Energy Services. The Company's revenues and earnings before interest and taxes (EBIT) by business segment are shown in the following tables.

                                                     Three Months Ended June 30, 1999
                              --------------------------------------------------------------------
                               Exploration        Natural
                                   and              Gas         Energy
                               Production      Transmission    Services       Other        Total
                              ------------     ------------    --------     --------      --------
                                                         (In Thousands)
Revenues from
   External Customers           $34,061          $87,934        $729,133    $(1,707)      $849,421

Intersegment Revenues            84,135            7,253             150     15,501        107,039

Earnings (Loss) Before
   Interest and Taxes            40,260           48,742          (1,898)    (5,464)        81,640



                                                     Three Months Ended June 30, 1998
                              --------------------------------------------------------------------
                               Exploration        Natural
                                   and              Gas         Energy
                               Production      Transmission    Services       Other        Total
                              ------------     ------------    --------     --------      --------
                                                         (In Thousands)
Revenues from
   External Customers         $  42,138          $86,534        $800,164    $(3,704)     $ 925,132

Intersegment Revenues           106,041            8,966            -        13,663        128,670

Earnings (Loss) Before
   Interest and Taxes          (523,358)          63,147           1,644      1,368       (457,199)

                                                      Six Months Ended June 30, 1999
                              --------------------------------------------------------------------
                               Exploration        Natural
                                   and              Gas         Energy
                               Production      Transmission    Services       Other        Total
                              ------------     ------------    --------     --------      --------
                                                         (In Thousands)
Revenues from
   External Customers         $  53,132         $181,957      $1,390,978    $(2,906)    $1,623,161

Intersegment Revenues           156,755           13,933             150     30,055        200,893

Earnings (Loss) Before
   Interest and Taxes          (310,042)         104,924          (3,490)    (7,115)      (215,723)



                                                      Six Months Ended June 30, 1998
                              --------------------------------------------------------------------
                               Exploration        Natural
                                   and              Gas         Energy
                               Production      Transmission    Services       Other        Total
                              ------------     ------------    --------     --------      --------
                                                         (In Thousands)
Revenues from
   External Customers         $ 121,936         $182,138      $1,737,219    $(7,018)    $2,034,275

Intersegment Revenues           188,105           18,863           -         29,352        236,320

Earnings (Loss) Before
   Interest and Taxes          (525,803)         132,062           2,480      3,360       (387,901)

                                                 Three Months                 Six Months
                                                Ended June 30,              Ended June 30,
                                            1999           1998          1999           1998
                                                             (In Thousands)
Total Earnings (Loss) Before
   Interest and Taxes for
   Reportable Segments                     $ 87,104     $(458,567)     $(208,608)    $(391,261)
Other Earnings (Loss) Before
   Interest and Taxes                        (5,464)        1,368         (7,115)        3,360
Interest Income                               1,652         1,063          3,591         3,263
Interest Expense                            (35,846)      (34,792)       (71,153)      (66,922)
Interest Capitalized                          3,825         1,448          7,245         2,872
                                           --------     ---------      ---------     ---------

Income (Loss) Before Income
   Taxes                                   $ 51,271     $(489,480)     $(276,040)    $(448,688)
                                           ========     =========      =========     =========


        Assets for the Company's three segments are as follows:

                                                        June 30,
                                                          1999
                                                     (In Thousands)
        Assets by Segment
          Exploration and Production                   $1,367,429
          Natural Gas Transmission                      2,018,529
          Energy Services                                 755,490

9.      Earnings Per Share

        The calculation of earnings per share assuming dilution differs from that of earnings per share due to the denominator for the assuming dilution calculation including common stock equivalents applicable to outstanding stock options.

        The following table presents the computation of earnings (loss) per share of common stock and earnings (loss) per share-assuming dilution:

                                                     Three Months                 Six Months
                                                    Ended June 30,              Ended June 30,
                                                1999          1998           1999          1998
                                                              (In Thousands, Except
                                                               Per-Share Amounts)

Numerator:
   Net income (Loss)                          $ 33,640      $(315,296)    $(178,576)     $(287,346)
                                              ========      =========     =========      =========

Denominator:

   Denominator for Earnings Per Share:

   Weighted average number of
      shares of common stock
      outstanding                              110,062        110,049       110,054        110,008

   Effect of Dilutive Securities:

   Common stock equivalents
      applicable to outstanding
      stock options                                898           -             -              -
                                              --------      ---------     ---------      ---------

   Denominator for Earnings Per
      Share-Assuming Dilution:

   Adjusted weighted average
      shares using treasury
      stock method for assumed
      conversions                              110,960        110,049       110,054        110,008
                                              ========      =========     =========      =========


Earnings (Loss) Per Share of
   Common Stock                               $    .31      $   (2.87)    $   (1.62)     $   (2.61)
                                              ========      =========     =========      =========

Earnings (Loss) Per Share of
   Common Stock-Assuming Dilution             $    .30      $   (2.87)    $   (1.62)     $   (2.61)
                                              ========      =========     =========      =========

10.     Subsequent Event

        The Company has agreed with AGL Resources, Inc. (AGL) to purchase the 35 percent interest held by AGL in each of Sonat Marketing and Sonat Power Marketing. The purchase price for both interests will be $65 million in total. Completion of both transactions is subject to, among other things, termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Additionally, completion of the purchase of AGL's interest in Sonat Power Marketing is subject to approval of the FERC under Section 203 of the Federal Power Act. The Company expects to close the purchase of AGL's interest in Sonat Marketing sometime during the third quarter of 1999, while the purchase of AGL's interest in Sonat Power Marketing is expected to close by the end of 1999.

(b) Pro forma financial information.


        On June 10, 1999, El Paso Energy stockholders and Sonat stockholders approved the Merger Agreement. Presented below are unaudited pro forma condensed combined financial statements reflecting the merger using the pooling of interests method of accounting in accordance with United States generally accepted accounting principles. Under this accounting method, El Paso Energy's and Sonat's balance sheets and income statements are treated as if they had always been combined for accounting and financial reporting purposes. This information is included to give you a better understanding of what the combined results of operations and financial position of El Paso Energy and Sonat may have looked like had the merger occurred on an earlier date.

        The pro forma information reflecting the merger assumes (1) each share of Sonat common stock will be converted into one share of El Paso Energy common stock and (2) El Paso Energy will issue a total of approximately 110 million shares in the merger.

        The unaudited pro forma condensed combined balance sheet as of June 30, 1999, assumes the merger had been completed on June 30, 1999. The unaudited pro forma condensed combined income statements for the six months ended June 30, 1999, and three years ended December 31, 1998, assume the merger had been completed on January 1, 1996, the beginning of the earliest period presented. Accounting policy differences and intercompany balances between El Paso Energy and Sonat have been determined to be immaterial and, accordingly, the pro forma condensed combined financial statements have not been adjusted for these differences. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved had the merger of El Paso Energy and Sonat been consummated as of the beginning of the periods presented, nor are they necessarily indicative of the future operating results or financial position of El Paso Energy. The unaudited pro forma condensed combined financial statements do not give effect to any operating efficiencies or cost savings that may result from the integration of El Paso Energy's and Sonat's operations.

        These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes of El Paso Energy and Sonat included in their respective Annual Reports on Form 10-K for the year ended December 31, 1998, and Quarterly Reports on Form 10-Q for the six months ended June 30, 1999. The historical financial information presented for Sonat includes certain reclassifications to conform to El Paso Energy's presentation. These reclassifications have no impact on results of operations or total stockholders' equity.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               AS OF JUNE 30, 1999
                                  (IN MILLIONS)

                                     ASSETS

                                                      EL PASO       SONAT                    COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Total current assets...............................   $ 1,629       $  730        $  --       $ 2,359
Property, plant and equipment, net.................     7,194        2,498           --         9,692
Other..............................................     2,212          920           --         3,132
                                                      -------       ------        -----       -------
          Total assets.............................   $11,035       $4,148        $  --       $15,183
                                                      =======       ======        =====       =======

                       LIABILITIES & STOCKHOLDERS' EQUITY

Total current liabilities..........................   $ 1,505       $1,590        $  57(a)    $ 3,130
                                                                                    (22)(c)
                                                      -------       ------        -----       -------
Long-term debt, less current maturities............     3,526        1,094           --         4,620
                                                      -------       ------        -----       -------
Deferred income taxes..............................     1,596          139           --         1,735
                                                      -------       ------        -----       -------
Other..............................................     1,154          225           --         1,379
                                                      -------       ------        -----       -------
Company-obligated mandatorily redeemable
  convertible preferred securities of El Paso
  Energy Capital Trust I...........................       325           --           --           325
                                                      -------       ------        -----       -------
Minority interest..................................       865            9           --           874
                                                      -------       ------        -----       -------
Stockholders' equity
  Common stock.....................................       380          111          219(b)        710
  Additional paid-in capital.......................     1,501           75         (278)(b)     1,298
  Retained earnings................................       474          972          (57)(a)     1,411
                                                                                     22(c)
  Other............................................      (291)         (67)          59(b)       (299)
                                                      -------       ------        -----       -------
          Total stockholders' equity...............     2,064        1,091          (35)        3,120
                                                      -------       ------        -----       -------
          Total liabilities and stockholders'
            equity.................................   $11,035       $4,148        $  --       $15,183
                                                      =======       ======        =====       =======

  See accompanying Notes to the Unaudited Pro Forma Condensed Combined Balance
                                     Sheet.

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(a) Estimated costs associated with the merger of El Paso Energy and Sonat are $192 million. These costs consist of (1) $142 million of costs for compensation related programs under which certain benefits of El Paso Energy and Sonat personnel accelerate and vest as a result of the change in control associated with the merger and (2) $50 million of transaction costs, which include legal, accounting, and financial advisory services. During the second quarter, $135 million in merger-related costs were incurred. Therefore as of June 30, 1999, estimated costs totaling $57 million remain.

(b) Reflects the exchange of one share of El Paso Energy common stock for each share of outstanding Sonat common stock, as provided in the merger agreement and the cancellation of $59 million of Sonat treasury stock.

(c) Reflects the income tax consequences of the remaining $57 million of costs associated with the merger assuming an effective income tax rate of 38%.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                   (IN MILLIONS, EXCEPT PER COMMON SHARE DATA)

                                                      EL PASO       SONAT                    COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Operating revenues.................................    $3,262       $1,623         $--        $4,885
                                                       ------       ------         ---        ------
Operating expenses
  Cost of gas and other products...................     2,414        1,187          --         3,601
  Operation and maintenance........................       346          144          --           490
  Depreciation, depletion and amortization.........       144          142          --           286
  Ceiling test charges.............................        --          352          --           352
  Merger-related costs.............................       126            9          --           135
  Other............................................        51           23          --            74
                                                       ------       ------         ---        ------
                                                        3,081        1,857          --         4,938
                                                       ------       ------         ---        ------
Operating income (loss)............................       181         (234)         --           (53)
Interest and debt expense..........................       155           71          --           226
Other income, net..................................      (107)         (30)         --          (137)
                                                       ------       ------         ---        ------
Income (loss) before income taxes, minority
  interest, and cumulative effect of accounting
  change...........................................       133         (275)         --          (142)
Income tax expense (benefit).......................        45          (97)         --           (52)
Minority interest..................................        12            1          --            13
                                                       ------       ------         ---        ------
Income (loss) before cumulative effect of
  accounting change................................        76         (179)         --          (103)
Cumulative effect of accounting change, net of
  income tax.......................................       (13)          --          --           (13)
                                                       ------       ------         ---        ------
Net income (loss)..................................    $   63       $ (179)        $--        $ (116)
                                                       ======       ======         ===        ======
Basic earnings per common share
  Income (loss) before cumulative effect of
    accounting change..............................    $ 0.65                                 $(0.45)
  Cumulative effect of accounting change, net of
    income tax.....................................     (0.11)                                 (0.06)
                                                       ------                                 ------
  Net income (loss)................................    $ 0.54                                 $(0.51)
                                                       ======                                 ======
Diluted earnings per common share
  Income (loss) before cumulative effect of
    accounting change..............................    $ 0.64                                 $(0.45)(a)
  Cumulative effect of accounting change, net of
    income tax.....................................     (0.11)                                 (0.06)(a)
                                                       ------                                 ------
  Net income (loss)................................    $ 0.53                                 $(0.51)(a)
                                                       ======                                 ======
Basic average common shares outstanding............       116                      110(b)        226
                                                       ======                      ===        ======
Diluted average common shares outstanding..........       119                      110(b)        229
                                                       ======                      ===        ======

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Statements
                                   of Income.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                  (IN MILLIONS, EXCEPT PER COMMON SHARE DATA)

                                                      EL PASO       SONAT                    COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Operating revenues.................................    $5,782       $3,710         $--        $9,492
                                                       ------       ------         ---        ------
Operating expenses
  Cost of gas and other products...................     4,212        2,745          --         6,957
  Operation and maintenance........................       707          281          --           988
  Depreciation, depletion and amortization.........       269          349          --           618
  Ceiling test charges.............................        --        1,035          --         1,035
  Other............................................        88           63          --           151
                                                       ------       ------         ---        ------
                                                        5,276        4,473          --         9,749
                                                       ------       ------         ---        ------
Operating income (loss)............................       506         (763)         --          (257)
Interest and debt expense..........................       267          137          --           404
Other income, net..................................      (138)         (67)         --          (205)
                                                       ------       ------         ---        ------
Income (loss) before income taxes and minority
  interest.........................................       377         (833)         --          (456)
Income tax expense (benefit).......................       127         (299)         --          (172)
                                                       ------       ------         ---        ------
Income (loss) before minority interest.............       250         (534)         --          (284)
Minority interest..................................        25           (3)         --            22
                                                       ------       ------         ---        ------
Net income (loss)..................................    $  225       $ (531)        $--        $ (306)
                                                       ======       ======         ===        ======
Basic earnings (loss) per common share............     $ 1.94                                 $(1.35)
                                                       ======                                 ======
Diluted earnings (loss) per common share..........     $ 1.85                                 $(1.35)(a)
                                                       ======                                 ======
Basic average common shares outstanding............       116                      110(b)        226
                                                       ======                      ===        ======
Diluted average common shares outstanding..........       126                      111(b)        237
                                                       ======                      ===        ======

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Statements
                                   of Income.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                   (IN MILLIONS, EXCEPT PER COMMON SHARE DATA)

                                                      EL PASO       SONAT                    COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Operating revenues.................................    $5,638       $4,372         $--        $10,010
                                                       ------       ------         ---        -------
Operating expenses
  Cost of gas and other products...................     4,125        3,174          --          7,299
  Operation and maintenance........................       664          385          --          1,049
  Depreciation, depletion and amortization.........       236          398          --            634
  Other............................................        92           43          --            135
                                                       ------       ------         ---        -------
                                                        5,117        4,000          --          9,117
                                                       ------       ------         ---        -------
Operating income...................................       521          372          --            893
Interest and debt expense..........................       238          110          --            348
Other income, net..................................       (57)         (66)         --           (123)
                                                       ------       ------         ---        -------
Income before income taxes and minority interest...       340          328          --            668
Income tax expense.................................       129          107          --            236
                                                       ------       ------         ---        -------
Income before minority interest....................       211          221          --            432
Minority interest..................................        25            3          --             28
                                                       ------       ------         ---        -------
Net income.........................................    $  186       $  218         $--        $   404
                                                       ======       ======         ===        =======
Basic earnings per common share....................    $ 1.64                                 $  1.80
                                                       ======                                 =======
Diluted earnings per common share..................    $ 1.59                                 $  1.76
                                                       ======                                 =======
Basic average common shares outstanding............       114                      110(b)         224
                                                       ======                      ===        =======
Diluted average common shares outstanding..........       117                      112(b)         229
                                                       ======                      ===        =======

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Statements
                                   of Income.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                   (IN MILLIONS, EXCEPT PER COMMON SHARE DATA)

                                                      EL PASO       SONAT                    COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Operating revenues.................................    $3,012       $3,204         $--        $6,216
                                                       ------       ------         ---        ------
Operating expenses
  Cost of gas and other products...................     2,277        2,039          --         4,316
  Operation and maintenance........................       322          301          --           623
  Depreciation, depletion and amortization.........       101          384          --           485
  Employee separation and asset impairment
     charge........................................        99           --          --            99
  Other............................................        43           48          --            91
                                                       ------       ------         ---        ------
                                                        2,842        2,772          --         5,614
                                                       ------       ------         ---        ------
Operating income...................................       170          432          --           602
Interest and debt expense..........................       110          101          --           211
Other income, net..................................        (5)         (53)         --           (58)
                                                       ------       ------         ---        ------
Income before income taxes and minority interest...        65          384          --           449
Income tax expense.................................        25          125          --           150
                                                       ------       ------         ---        ------
Income before minority interest....................        40          259          --           299
Minority interest..................................         2            3          --             5
                                                       ------       ------         ---        ------
Net income.........................................    $   38       $  256         $--        $  294
                                                       ======       ======         ===        ======
Basic earnings per common share....................    $ 0.53                                 $ 1.62
                                                       ======                                 ======
Diluted earnings per common share..................    $ 0.52                                 $ 1.59
                                                       ======                                 ======
Basic average common shares outstanding............        72                      110(b)        182
                                                       ======                      ===        ======
Diluted average common shares outstanding..........        73                      112(b)        185
                                                       ======                      ===        ======

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Statements
                                   of Income.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

(a) As required by the accounting rules, we have excluded additional dilutive securities such as options in determining diluted earnings (loss) per common share. If we had included those securities, we would have shown less of a loss per common share.

(b) The basic and diluted common shares adjustments reflect the exchange of one share of El Paso Energy common stock for each share of Sonat common stock contemplated by the merger agreement.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          EL PASO ENERGY CORPORATION



                                          By: /s/ JEFFREY I. BEASON
                                             ----------------------------------
                                                  Jeffrey I. Beason
                                                  Vice President and Controller
                                                  (Chief Accounting Officer)


Date: August 24, 1999